UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): November 25, 2009

MEGOLA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	000-49815	88-0492605
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	identification number)

704 Mara St., Suite 111, Point Edward, Ontario N7V 1X4
(Address of principal executive offices) (Zip code)

(519) 336-0628
Registrant's telephone number, including area code

ITEM 1.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Board of Directors of Megola Inc. (“Megola”) annually considers the selection of independent public accountants. On May 4, 2009, after an evaluation process of several independent audit firms, the Board of Directors appointed Jewett, Schwartz, Wolfe and Associates (“JSW”) as Megola’s independent auditors for the Fiscal Year 2009, ending July 31, 2009, and for the 2010 Fiscal Year, replacing Schwartz, Levitsky, Feldman LLP (“SLF”).

This action effectively dismisses SLF as the Company’s independent auditor for the Fiscal Year 2009 that commenced on August 1, 2008.  The report of SLF on the Company’s consolidated financial statements for the year ended July 31, 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

However, the Report of SLF dated May 1, 2009, on our consolidated financial statements as of and for the year ended July 31, 2008 contained an explanatory paragraph which noted that there was substantial doubt about Megola’s ability to continue as a “Going Concern” due to recurring net losses, a working capital deficiency and  negative cash flows from operations.

For the years ended July 31, 2007 and 2008 there have been no disagreements with SLF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to SLF’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. For the years ended July 31, 2007 and 2008 there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested SLF to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated November 25, 2009, is filed as Exhibit 10.0 to this Form 8-K.

During the years ended July 31, 2007 and 2008 and through May 4, 2009 (the date JSW was appointed), the Company did not consult JSW with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 8.01 OTHER EVENTS

None

ITEM 9.01 EXHIBITS

10.0 Letter from SLF regarding change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Megola, Inc.
(Registrant)

Dated: November 25, 2009	By:	/s/ Joel Gardner
Joel Gardner, President